UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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☐	Definitive Proxy Statement

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☑	Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

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Filed by Terra Industries Inc.
Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934
Subject Company: Terra Industries Inc.
Commission File No.: 001-08520
Important Information
Terra Industries Inc. (“Terra”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a proxy statement regarding the proposed business combination with Yara International ASA (“Yara”). Investors and security holders are urged to read the proxy statement relating to such business combination and any other relevant documents filed with the SEC (when available), because they will contain important information. Investors and security holders may obtain a free copy of the proxy statement and other documents that Terra files with the SEC (when available) at the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com. In addition, the proxy statement and other documents filed by Terra with the SEC (when available) may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000.
Certain Information Regarding Participants
Terra, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of Terra’s security holders in connection with the proposed business combination with Yara. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, its definitive proxy statement for the 2009 Annual Meeting, which was filed with the SEC on October 13, 2009, and its Current Report on Form 8-K filed with the SEC on December 1, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the definitive proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the proxy statement relating to the proposed business combination with Yara when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC’s Web site at www.sec.gov and Terra’s Web site at www.terraindustries.com.
Forward-Looking Statements
Certain statements in this communication may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. The forward-looking statements contained herein include statements about the proposed business combination with Yara. Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. These risks, uncertainties and assumptions include, among others:

•	the possibility that various closing conditions for the proposed business combination with Yara may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction,

•	the risk that Terra’s stockholders fail to approve the proposed business combination,

•	the risk that Yara’s stockholders fail to approve the proposed capital increase for its rights offering,

•	that risk that the proposed business combination with Yara will not close within the anticipated time period,

•	the risk that disruptions from the proposed business combination with Yara will harm Terra’s relationships with its customers, employees and suppliers,

•	the diversion of management time on issues related to the proposed business combination with Yara,

•	the outcome of any legal proceedings challenging the proposed business combination with Yara,

•	the amount of the costs, fees, expenses and charges related to the proposed business combination with Yara,

•	changes in financial and capital markets,

•	general economic conditions within the agricultural industry,

•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),

•	changes in product mix,

•	changes in the seasonality of demand patterns,

•	changes in weather conditions,

•	changes in environmental and other government regulations,

•	changes in agricultural regulations and

•	changes in the securities trading markets.
Additional information as to these factors can be found in Terra’s 2008 Annual Report/10-K and in Terra’s subsequent Quarterly Reports on Form 10-Q, in each case in the sections entitled “Business,” “Risk Factors,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and in the Notes to the consolidated financial statements.

     The following presentation was used by representatives of Yara International ASA during a video conference call for Terra Industries Inc. (“Terra”) employees that occurred on February 15, 2010. The presentation was made available by Terra to its employees on February 17, 2010:
The perfect fit

Yara + Terra = visionary and complimentary Together we form a leading global player Together we form a major producer and distributor of N based fertilizers and industrial products in US The perfect fit

Acquisition rationale Perfect fit Yara's proven track record Strong fertilizer market fundamentals US competitive edge Substantial synergies

Transaction summary Yara has signed a cash merger agreement with Terra Industries Cash offer of USD 41.10 per Terra share, market cap of USD 4.1 billion Represents a premium of 23.6% compared to closing price 12 February 2010 Transaction will be partially funded by a rights issue of USD 2.0-2.5 billion Transaction to close after approval with simple majority in Terra Shareholder Meeting, expected in the second quarter of 2010

A R I A UK Trinidad & Tobago Yara asset Ammonia import of 1.4 million tons Yara and Terra is a perfect fit

A R I A UK Trinidad & Tobago Yara asset Terra asset Ammonia import of 1.4 million tons Yara and Terra is a perfect fit

A R I A UK Trinidad & Tobago Magellan ammonia pipeline Yara asset Terra asset Ammonia import of 1.4 million tons Nustar ammonia pipeline Yara and Terra is a perfect fit

Yara has a proven acquisition track-record Footprint at IPO

Yara has a proven acquisition track-record Rossosh 2006 Fertibras 2006 Burrup 2006

Yara has a proven acquisition track-record Rossosh 2006 Kemira GrowHow 2007 Fertibras 2006 Burrup 2006

Yara has a proven acquisition track-record Rossosh 2006 Belle Plaine 2008 Kemira GrowHow 2007 Fertibras 2006 Burrup 2006 Qafco 5&6 2008/2009

Yara has a proven acquisition track-record Rossosh 2006 Belle Plaine 2008 Fertibras 2006 Kemira GrowHow 2007 Lifeco 2009 Qafco 5&6 2008/2009 Burrup 2006

Yara has created significant shareholder value Strong earnings through the cycle Annual return of 31% Shareholder return since listing

Yara's value creating acquisition track-record Other key acquisitions: Rossosh: Low cost NPK Burrup: Low cost gas Qafco: Scale and low cost gas Lifeco: Productivity and low cost gas Balderton: Sourcing and trading capabilities EV/EBITDA multiple of 8 in a supply driven market 60-70 MEUR ~300 Synergies Employee reduction Soft Hard Kemira GrowHow realized synergies

Strong fertilizer demand fundamentals Production Consumption Source: USDA, February 2010 Grain production and consumption Annual grain consumption growth Mt

US competitive edge Structural changes to gas markets, US nitrogen producers more competitive US a major import market, domestic production benefits from logistical advantage High construction costs favor existing capacity

LNG-parity is approaching sooner than most expected due to global slow-down Strong North American development in unconventional gas may keep domestic gas below LNG-parity Full cost of LNG-supply to North America currently USD 3-4 per MMBtu, technology and scale may reduce cost to USD 2-3 per MMBtu Globalization of gas markets improves competitiveness of North American producers Gas and oil reversed

US imports 50% of domestic nitrogen consumption Imports carry logistical costs into Mid West, the major consumption area Delivered cash cost for domestic producers in line with cash costs from low-cost gas regions North American producers possess major logistical cost advantages A R I A Imports ~USD 1.0-1.5 ~USD 1.0-2.0 Transport costs expressed in USD/MMBtu

USD/t Urea Investment cost for new urea including captive ammonia 1,500 Lower capital cost from acquiring existing capacity (750) Capital cost advantage 750 Annualized capital cost advantage 100 USD/MMBtu Annualized capital cost advantage 4.0 Gas cost disadvantage (3.0) Logistical advantage 2.0-3.5 Lower scale and efficiency than new plant (1.0) Advantage for North American producer 2.0-3.5 Advantage represents USD 50-85 per ton on Urea Terra acquisition should deliver superior value compared with low-cost gas new build

Quantified annual hard synergies of USD 60 million mainly related to: SG&A savings in North America SG&A savings in UK Ammonia logistics in the US Quantified annual pre-tax cost synergies of USD 60 million to be captured within a year

Scale advantages Unique flexibility Global reach + + Major domestic player in North America in combination with the largest importer Global ammonia and UAN leader Improved ability to take positions with a flexible global system Energy sourcing Growth opportunities in environmental products Yara's overall business model enables soft synergies

Accretive in demand driven environment Accretion/dilution1 in Yara's scenarios2 Earnings per share 1 Comparable for existing shareholders (assumed rights issue with no discount) 2 Yara CMD 2009 scenarios. Assuming a margin on ammonia in the demand driven scenario in line with what was used on urea adjusted for N content EV/EBITDA without synergies 7.0 EV/EBITDA with synergies 5.9 Last three years ending 30 September 2009:

Equity financing Rights issue of USD 2.0-2.5 billion planned, expected around May 2010 Rights issue dimensioned to support credit rating The combined company would today have an estimated debt/equity ratio in line with Yara's current stand-alone ratio Rights issue is fully underwritten excluding the Norwegian State's share, by Citi, Deutsche, Nordea and Folketrygdfondet Underwriting fees in line with lowest market observation. Full equity bridge signed with minor initial fee The Norwegian Government is positive to participate in the rights issue under certain conditions

Debt financing Chosen not to commit any project specific debt financing yet Yara will be in a strong competitive position to later contract the remaining debt with: Underwritten rights issue with equity bridge Undrawn committed loan agreements of USD 1.5 billion Cash receipt from Fosfertil sales of USD 620 million expected in 2Q 2010 A part of debt financing planned converted to bonds

After closing Terra and Yara North America will be integrated into a new North American entity Terra and Yara North America will merge into a new entity and remove duplication Terra's operations in Trinidad and the UK merging into Yara Upstream and Yara Northern Europe respectively Terra's current CEO Michael Bennett will serve as President of Yara North America and Executive Vice President in Yara's Executive Management Team reporting to Yara CEO The Headquarters of the new North American entity will be located in Sioux City, Iowa

Conditions for closing Yara to be paid a USD 123 million break fee if the agreement is terminated for a superior offer Rights issue subject to approval from Yara's General Meeting, with USD 123 million break fee if Yara's General Meeting does not approve the rights issue and transaction is not closed Closing subject to customary approvals from relevant competition authorities. Yara view the risk of major issues as minor

Expected timeline - key milestones 15 February Announcement 12 March Publication of Information Memorandum at Oslo Stock Exchange May/June Yara and Terra EGMs expected to take place Rights issue Closing Timing of Terra EGM and closing will likely to be dictated by SEC approval of Terra filing, typically taking 90-110 days from announcement

Acquisition will create a clear global number one in the fertiliser industry AMMONIA Production capacity* (mill t) UAN 32 Production capacity (mill t) * Incl. companies' shares of JVs Source: Yara & Fertecona Source: Blue Johson, EFMA

Better yield through global leadership Yara International ASA

History 1905 We invented N fertilizer World's first production of nitrogen fertilizer (CN) at Notodden, Norway 1928-1930s Porsgrunn plant; Industrial production at Rjukan Norway 1946 Market operations in North America 1972-1973 Market operations in Thailand; Joint venture in Qatar - QAFCO 1979-1986 Acquisitions in the Netherlands, Sweden, Denmark, UK, Germany and France. Terminal in China. Office in Harare. 1981 Industrial sales organisation 1990-1991 Acquisitions on the Ivory Coast, Trinidad and Rostock, Germany 1996-2001 Acquisition of Nutrite in Canada and Italian fertilizer operations Acquisition of Kynoch in S. Africa and Trevo in Brazil 2004 Agri splits from Hydro and is listed on the Oslo Stock Exchange as Yara International ASA 2005-2009 Acquisition of stake in Rossosh in Russia; Acquisition of Fertibras and Balderton; Sale of ammonia fleet; Opening of Burrup; Acquisition of Kemira GrowHow; JV with Wilhelmsen; JV with Praxair; Acquisition of Saskferco/Belle Plain; JV with NOC (Libya)/Lifeco 1905 1940 1980 1905 1905 1940 1980 2004

Yara is one of the world's leading provider of both nitrogen-based fertilizer and industrial products Revenues (2009) USD 9,8 billion Number of employees 8,000 Located in more than 50 countries Global #1 in ammonia in nitrates in NPK in specialty fertilizers

An industry global player with sales to 120 countries Yara plants Joint venture plants Sales offices Sales

Yara plants Joint venture plants Sales offices Sales Global fertilizer sales 20.5 mil. Tonnes (2008) 55% Europe 11.2 mil tons 9% Asia 1.8 mil. tons 10% North America 2.0 mil. tons 18% Latin America 3.8 mil. tons

Our Mission To strive for better yield

Our values Ambition Teamwork Trust Accountability

Performance culture High ambitions Search for performance gaps Strong teams Focus on key value drivers and global strengths Growth with capital discipline Encourage innovation and creativity Encourage and drive our performance culture based on core values

Culture of transparency Annual Citizenship review Ethics program Plant emissions made public www.yara.com

Access to low-cost gas main growth priority Mature markets Growth markets Distribution Industrial applications China North America Europe Competitive Sourcing Middle East/ Qatar Australia Trinidad FSU North Africa Sub Sahara India Brazil

~10% global market share ~6% global market share Our growth strategy remains firm, within our financial frames Siilinjarvi Sluiskil Qafco 5&6 Yara is ready for step growth beyond current pipeline Financial discipline, timing and search for synergies remain essential Low cost gas sourcing first priority KGH Belle Plaine Libya

Unique business model "Added-value market pull" Scale advantage Balanced fertilization Unique market position Strong brand value Crop/application focus Global optimization Sourcing and flexibility Trade and arbitrage opportunities "Low-cost product push" Favorable gas cost Scale advantage Ammonia position Product quality Capacity utilization Business concepts that exploit combined strength Downstream Industrial Upstream

Upstream - the industry's leading production platform Includes Yara's large-scale ammonia and fertilizer plants worldwide and a phosphate mine Economies of scale Low-cost gas Simplification and productivity improvements Strong product portfolio

Downstream - global leadership in crop nutrition Serving both commodity and high-value crop segments, the product portfolio includes urea and upgraded products like nitrates, NPK and other value-added fertilizer products Global presence Local market knowledge Agronomic and application competence Differentiation and branding

Leading fertilizer products - and a globally recognized brand Yara's five main fertilizer brands bring together acquired crop knowledge and regional expertise to provide a value-adding, premium plant nutrient range Over 100 million bags of fertilizers are sold annually under the Viking Ship logo - one of the world's best known agricultural brands.

Downstream business creates partnerships LIFECO QAFCO Rossosh Burrup

Industrial - total service provider of environmental and industrial solutions One of the largest AdBlue/DEF producer and leading supplier in Europe A leader in solutions for stationary and marine NOx abatement A leader in odor control and H2S abatement in wastewater treatment A leading European provider of nitrates for industrial explosives A leading provider of CO2 in Europe A leading producer and supplier of dry ice in Europe A leading provider of industrial ammonia, nitric acid and urea in Europe

Supply & Trade - a global leader in ammonia shipping and trading Sourcing gas and trading ammonia; producing and marketing feed phosphates for animal nutrition Global network of suppliers Logistics expertise Deep sea terminals Large maritime ammonia storage capacity Trading of dry fertilizer

Corporate citizenship

Securing nutrition and improving the environment Yara's key contributions: Fertilizers that boost food production and improve food security Industrial solutions for reducing harmful emissions EMISSIONS TO AIR CONTRIBUTING TO ACIDIFICATION Tons SO2 equivalents, 2004-2008 CO2 Eco-efficency 2004 19703 100 2005 16092 80 2006 13683.5 73 2007 13441.5 68 2008 15764.7 65 NOx NH3 Eco-efficiency N P

Yara + Terra = the perfect fit We look forward to working together with you!

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